Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Delay in Filing Annual Report on Form 10-K for the Year Ended December 31, 2007

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS March 31, 2008 — As previously disclosed by Mesa Royalty Trust (the “Trust”) in its Notification on Form 12b-25 filed with the Securities and Exchange Commission on March 17, 2008, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) in a timely manner due to a delay in the completion of reserve information and related preparation of the Trust’s fiscal year 2007 financial statements. As of March 31, 2008, the Trustee is still awaiting the completion of reserve information by the Trust’s independent reserve engineer for certain non-operated properties in which the Trust has an ownership interest. The Trust will file the 2007 Form 10-K as soon as the necessary reserve information has been completed and the audited financial statements for the year ended December 31, 2007, which are based in part on the reserve information, are also completed.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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                                                919 Congress Avenue, Austin, TX 78701